EZCORP Reports Second Quarter Fiscal 2024 Results
Record Q2 Revenues Driving Strong Earnings Growth
Austin, Texas (May 1, 2024) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its second quarter ended March 31, 2024.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
SECOND QUARTER HIGHLIGHTS
•Net income of $21.5 million, up from a net loss of $6.8 million. In the prior-year we recorded our share of the one-time, non-cash goodwill impairment and discrete adjustments recognized by Cash Converters International of $25.6 million. On an adjusted basis1, net income increased $3.6 million or 21%.
•Diluted earnings per share of $0.29, up from diluted loss per share of $0.12. On an adjusted basis, diluted earnings per share of $0.28, compared to $0.23.
•Total revenues increased 11%, and gross profit increased 12%.
•Merchandise sales gross margin remains within our targeted range at 35%.
•Pawn loans outstanding (PLO) up 14% to $235.8 million.
•Return on earning assets (ROEA) remains strong at 165%.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “We achieved record second quarter revenue and PLO, driven by strong consumer demand and excellent customer service. The challenging macro-economic environment continues to fuel robust customer demand for short-term cash and pre-owned and recycled goods.
“During the second quarter, we opened nine de novo stores in Latin America and acquired six stores in the U.S. We also consolidated six stores, five in Latin America and one in the U.S., which netted an additional nine stores. We now have a total of 1,246 stores across the organization and over 7,800 team members. Our strong balance sheet allows us to continue to build scale, both organically and by acquiring new stores. In addition, we continue to return capital to our shareholders, having repurchased $3.0 million worth of EZCORP shares during the quarter.
“We have 4.6 million EZ+ Rewards members, an increase of 61% over the second quarter of 2023 and 10% over last quarter. Online payments continue to gain traction with customers, and we collected $21.8 million in the U.S., up 72%, and have expanded online payments to our stores in Mexico. These initiatives to increase customer loyalty and engagement and provide a more convenient customer experience are an integral part of our growth in the local neighborhoods in which we operate.
“Thank you to our exceptional EZCORP team members for delivering another outstanding quarter of excellent operating and financial results for our shareholders. We will continue to invest in our team and our stores, focusing on recruitment and retention, while also investing in technology and other initiatives to enhance the customer experience. This focus and investment continues to enhance value for all of our shareholders,” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended March 31	As Reported			Adjusted[1]
in millions, except per share amounts	2024		2023	2024	2023

Total revenues	$285.6		$258.4	$280.2	$258.4
Gross profit	$167.6		$149.2	$164.6	$149.2
Income (loss) before tax	$28.7		$(7.3)	$27.6	$24.3
Net income (loss)	$21.5		$(6.8)	$20.7	$17.1
Diluted earnings (loss) per share	$0.29		$(0.12)	$0.28	$0.23
EBITDA (non-GAAP measure)	$37.4	$37.4	$2.1	$36.2	$33.8

•Diluted earnings per share of $0.29, up from diluted loss per share of $0.12. On an adjusted basis, diluted earnings per share of $0.28, up from $0.23. The primary difference between GAAP and Adjusted financial results is attributable to our share of the previously announced prior year one-time, non-cash goodwill impairment recognized by Cash Converters International.
•Income before taxes was $28.7 million, up from loss before taxes of $7.3 million, and adjusted EBITDA increased 7% to $36.2     million.
•PLO increased 14% to $235.8 million, up $29.7 million. On a same-store basis2, PLO increased 12% due to improved operational performance and continued strong pawn demand.
•Total revenues increased 11%, and gross profit increased 12%, reflecting improved pawn service charge (PSC) revenues, merchandise sales and merchandise sales gross profit.
•PSC increased 15% as a result of higher average PLO.
•Merchandise sales gross margin remains within our target range at 35%. Aged general merchandise was 2.3% of total general merchandise inventory.
•Net inventory increased 9%, as expected with the growth in PLO. Inventory turnover increased to 2.9x, from 2.8x.
•Store expenses increased 13%, primarily due to increased labor, in-line with store activity, higher store count and, to a lesser extent, expenses related to our loyalty program. On a same-store basis, store expenses increased 11%.
•General and administrative expenses increased 17%, primarily due to labor driven by incentive compensation related to an increase in share price and, to a lesser extent, costs related to the implementation of Workday.
•Cash and cash equivalents at the end of the quarter was $229.1 million, down 6% year-over-year. The decrease was due to the increase in PLO and inventory, strategic investments, share repurchases, and the acquisition of new stores, partially offset by cash inflows provided by operating activities.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $173.7 million, up 11% or 9% on a same store basis.
•Total revenue and gross profit was up 10%, reflecting increased PSC and higher merchandise sales.
•PSC increased 14% as a result of higher average PLO.
•Merchandise sales increased 6%, and gross margin decreased to 37% from 38%. Aged general merchandise increased to 3.0% of total general merchandise inventory, primarily driven by luxury handbags in our Max Pawn stores.
•Net inventory increased 9%, as expected with the growth in PLO. Inventory turnover remained flat at 2.6x.

•Store expenses increased 12%, primarily due to salaries and benefits as we continue to support our team members as a part of People, Pawn and Passion focus, higher store count and, to a lesser extent, expenses related to our loyalty program.
•Segment contribution increased 8% to $40.7 million.
•During the quarter, net store count increased by five due to the acquisition of six stores and the consolidation of one store.
Latin America Pawn
•PLO improved to $62.0 million, up 26% (19% on constant currency basis). On a same store basis, PLO increased 22% (15% on a constant currency basis) due to improved operational performance and continued strong pawn demand.
•Total revenues was up 12% (4% on constant currency basis), and gross profit increased 18% (10% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 18% (10% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales gross margin increased to 33% from 32%. Aged general merchandise was 1.4% of total merchandise inventory.
•Net inventory increased 9% (2% on a constant currency basis). Inventory turnover increased to 3.6x from 3.5x.
•Store expenses increased 15% (7% on a constant currency basis), primarily due to higher store count. Same-store expenses increased 10% (2% on a constant currency basis).
•Segment contribution increased 2% (decreased 3% on a constant currency basis). On an adjusted basis, segment contribution was up 38% to $7.7 million, with the primary adjustment being the prior year reversal of contingent consideration liability of $2.5 million in connection with a previously completed acquisition.
•During the quarter, net store count increased by four due to the opening of nine de novo stores and the consolidation of five stores.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 2, 2024, at 8:00 am Central Time to discuss Second Quarter Fiscal 2024 results. Analysts and institutional investors may participate on the conference call by registering online at: https://register.vevent.com/register/BIc16d26b733bc44b7aecc33d2d530fef4. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
Follow us on social media:
Facebook EZPAWN Official https://www.facebook.com/EZPAWN/
EZCORP Instagram Official https://www.instagram.com/ezcorp_official/
EZPAWN Instagram Official https://www.instagram.com/ezpawnofficial/
EZCORP LinkedIn https://www.linkedin.com/company/ezcorp/

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Merchandise sales	$164,687	$152,507	$344,090	$316,294
Jewelry scrapping sales	13,714	12,825	27,796	20,709
Pawn service charges	107,163	93,030	213,612	185,623
Other revenues	75	61	132	124
Total revenues	285,639	258,423	585,630	522,750
Merchandise cost of goods sold	106,259	97,339	221,469	202,216
Jewelry scrapping cost of goods sold	11,788	11,902	23,996	18,855
Gross profit	167,592	149,182	340,165	301,679
Operating expenses:
Store expenses	114,582	101,269	225,137	202,072
General and administrative	18,266	15,609	34,809	31,085
Depreciation and amortization	8,219	7,963	16,784	15,951
Loss (gain) on sale or disposal of assets and other	3	73	(169)	57
Other income	(765)	(2,465)	(765)	(2,465)
Total operating expenses	140,305	122,449	275,796	246,700
Operating income	27,287	26,733	64,369	54,979
Interest expense	3,402	3,390	6,842	9,580
Interest income	(2,882)	(1,898)	(5,521)	(2,562)
Equity in net (income) loss of unconsolidated affiliates	(1,719)	32,501	(2,872)	30,917
Other (income) expense	(165)	80	(436)	(154)
Income (loss) before income taxes	28,651	(7,340)	66,356	17,198
Income tax expense (benefit)	7,172	(550)	16,407	7,210
Net income (loss)	$21,479	$(6,790)	$49,949	$9,988

Basic earnings (loss) per share	$0.39	$(0.12)	$0.91	$0.18
Diluted earnings (loss) per share	$0.29	$(0.12)	$0.65	$0.11

Weighted-average basic shares outstanding	55,093	55,648	55,084	55,981
Weighted-average diluted shares outstanding	83,045	55,648	84,948	65,269

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2024	March 31, 2023	September 30, 2023

Assets:
Current assets:
Cash and cash equivalents	$229,111	$243,128	$220,595
Restricted cash	8,581	8,451	8,373
Pawn loans	235,773	206,096	245,766
Pawn service charges receivable, net	38,268	33,116	38,885
Inventory, net	163,429	150,297	166,477
Prepaid expenses and other current assets	47,142	45,564	39,623
Total current assets	722,304	686,652	719,719
Investments in unconsolidated affiliates	13,162	10,681	10,987
Other investments	51,220	39,220	36,220
Property and equipment, net	63,306	59,775	68,096
Right-of-use assets, net	243,752	234,287	234,388
Goodwill	310,658	300,078	302,372
Intangible assets, net	61,714	59,620	58,216
Notes receivable, net	—	1,233	—
Deferred tax asset, net	26,247	19,127	25,702
Other assets, net	15,779	9,859	12,011
Total assets	$1,508,142	$1,420,532	$1,467,711

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$34,347	$—	$34,265
Accounts payable, accrued expenses and other current liabilities	62,838	72,695	$81,605
Customer layaway deposits	20,352	18,761	18,920
Operating lease liabilities, current	55,658	53,921	57,182
Total current liabilities	173,195	145,377	191,972
Long-term debt, net	326,573	359,287	325,847
Deferred tax liability, net	465	368	435
Operating lease liabilities	197,285	191,874	193,187
Other long-term liabilities	10,228	11,038	10,502
Total liabilities	707,746	707,944	721,943
Commitments and contingencies (Note 9)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding : 52,057,309 as of March 31, 2024; 52,561,071 as of March 31, 2023; and 51,869,569 as of September 30, 2023	521	526	519
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	345,174	343,088	346,181
Retained earnings	477,683	405,961	431,140
Accumulated other comprehensive loss	(23,012)	(37,017)	(32,102)
Total equity	800,396	712,588	745,768
Total liabilities and equity	$1,508,142	$1,420,532	$1,467,711

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2024	2023

Operating activities:
Net income	$49,949	$9,988
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	16,784	15,951
Amortization of debt discount and deferred financing costs	807	736
Non-cash lease expense	29,514	27,546
Deferred income taxes	515	(6,987)
Other adjustments	(1,429)	(2,386)
Provision for inventory reserve	183	280
Stock compensation expense	4,844	3,741
Equity in net (income) loss from investment in unconsolidated affiliates	(2,872)	30,917
Net loss on extinguishment of debt	—	3,545
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	1,071	1,357
Inventory	1,617	(2,306)
Prepaid expenses, other current assets and other assets	(8,699)	(3,639)
Accounts payable, accrued expenses and other liabilities	(57,531)	(43,969)
Customer layaway deposits	886	1,426
Income taxes	909	8,852
Dividends from unconsolidated affiliates	—	1,775
Net cash provided by operating activities	36,548	46,827
Investing activities:
Loans made	(433,194)	(378,717)
Loans repaid	262,970	230,604
Recovery of pawn loan principal through sale of forfeited collateral	188,351	171,504
Capital expenditures, net	(13,654)	(18,439)
Acquisitions, net of cash acquired	(8,610)	(12,968)
Issuance of notes receivable	—	(15,500)
Investment in unconsolidated affiliate	(850)	(2,133)
Investment in other investments	(15,000)	(15,000)
Dividends from unconsolidated affiliates	1,745	—
Net cash used in investing activities	(18,242)	(40,649)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,253)	(1,149)
Proceeds from issuance of debt	—	230,000
Debt issuance cost	—	(7,458)
Cash paid on extinguishment of debt	—	(1,951)
Payments on debt	—	(178,488)
Purchase and retirement of treasury stock	(6,010)	(10,978)
Payments of finance leases	(276)	—
Net cash (used in) provided by financing activities	(9,539)	29,976
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(43)	1,056
Net increase in cash, cash equivalents and restricted cash	8,724	37,210
Cash and cash equivalents and restricted cash at beginning of period	228,968	214,369
Cash and cash equivalents and restricted cash at end of period	$237,692	$251,579

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended March 31, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$114,849	$49,838	$—	$164,687	$—	$164,687
Jewelry scrapping sales	12,686	1,028	—	13,714	—	13,714
Pawn service charges	80,010	27,153	—	107,163	—	107,163
Other revenues	29	15	31	75	—	75
Total revenues	207,574	78,034	31	285,639	—	285,639
Merchandise cost of goods sold	72,798	33,461	—	106,259	—	106,259
Jewelry scrapping cost of goods sold	10,794	994	—	11,788	—	11,788
Gross profit	123,982	43,579	31	167,592	—	167,592
Segment and corporate expenses (income):
Store expenses	80,840	33,742	—	114,582	—	114,582
General and administrative	—	—	—	—	18,266	18,266
Depreciation and amortization	2,516	2,392	—	4,908	3,311	8,219
(Gain) loss on sale or disposal of assets and other	(30)	(66)	—	(96)	99	3
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	3,402	3,402
Interest income	—	(608)	(633)	(1,241)	(1,641)	(2,882)
Equity in net income of unconsolidated affiliates	—	—	(1,719)	(1,719)	—	(1,719)
Other expense (income)	—	1	14	15	(180)	(165)
Segment contribution	$40,656	$8,118	$2,369	$51,143
Income (loss) before income taxes				$51,143	$(22,492)	$28,651

	Three Months Ended March 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$108,740	$43,767	$—	$152,507	$—	$152,507
Jewelry scrapping sales	9,814	3,011	—	12,825	—	12,825
Pawn service charges	69,945	23,085	—	93,030	—	93,030
Other revenues	32	19	10	61	—	61
Total revenues	188,531	69,882	10	258,423	—	258,423
Merchandise cost of goods sold	67,643	29,696	—	97,339	—	97,339
Jewelry scrapping cost of goods sold	8,550	3,352	—	11,902	—	11,902
Gross profit	112,338	36,834	10	149,182	—	149,182
Segment and corporate expenses (income):
Store expenses	71,946	29,323	—	101,269	—	101,269
General and administrative	—	—	—	—	15,609	15,609
Depreciation and amortization	2,560	2,332	—	4,892	3,071	7,963
Loss (gain) on sale or disposal of assets	81	(8)	—	73	—	73
Other income	—	(2,465)	—	(2,465)	—	(2,465)
Interest expense	—	—	—	—	3,390	3,390
Interest income	(1)	(298)	—	(299)	(1,599)	(1,898)
Equity in net loss of unconsolidated affiliates	—	—	32,501	32,501	—	32,501
Other (income) expense	—	(46)	6	(40)	120	80
Segment contribution (loss)	$37,752	$7,996	$(32,497)	$13,251
Income (loss) before income taxes				$13,251	$(20,591)	$(7,340)

	Six Months Ended March 31, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$240,362	$103,728	$—	$344,090	$—	$344,090
Jewelry scrapping sales	25,501	2,295	—	27,796	—	27,796
Pawn service charges	159,083	54,529	—	213,612	—	213,612
Other revenues	66	31	35	132	—	132
Total revenues	425,012	160,583	35	585,630	—	585,630
Merchandise cost of goods sold	151,507	69,962	—	221,469	—	221,469
Jewelry scrapping cost of goods sold	22,078	1,918	—	23,996	—	23,996
Gross profit	251,427	88,703	35	340,165	—	340,165
Segment and corporate expenses (income):
Store expenses	158,095	67,042	—	225,137	—	225,137
General and administrative	—	—	—	—	34,809	34,809
Depreciation and amortization	5,140	4,731	—	9,871	6,913	16,784
(Gain) loss on sale or disposal of assets and other	(4)	(262)	—	(266)	97	(169)
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	6,842	6,842
Interest income	—	(1,028)	(1,206)	(2,234)	(3,287)	(5,521)
Equity in net loss of unconsolidated affiliates	—	—	(2,872)	(2,872)	—	(2,872)
Other (income) expense	—	(47)	15	(32)	(404)	(436)
Segment contribution	88,196	18,267	$4,098	$110,561
Income (loss) before income taxes				$110,561	$(44,205)	$66,356

	Six Months Ended March 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$227,054	$89,240	$—	$316,294	$—	$316,294
Jewelry scrapping sales	16,990	3,719	—	20,709	—	20,709
Pawn service charges	139,255	46,368	—	185,623	—	185,623
Other revenues	57	35	32	124	—	124
Total revenues	383,356	139,362	32	522,750	—	522,750
Merchandise cost of goods sold	140,899	61,317	—	202,216	—	202,216
Jewelry scrapping cost of goods sold	14,766	4,089	—	18,855	—	18,855
Gross profit	227,691	73,956	32	301,679	—	301,679
Segment and corporate expenses (income):
Store expenses	145,250	56,822	—	202,072	—	202,072
General and administrative	—	(3)	—	(3)	31,088	31,085
Depreciation and amortization	5,315	4,547	—	9,862	6,089	15,951
Loss (gain) on sale or disposal of assets	84	(27)	—	57	—	57
Other income	—	(2,465)	—	(2,465)	—	(2,465)
Interest expense	—	—	—	—	9,580	9,580
Interest income	(1)	(467)	—	(468)	(2,094)	(2,562)
Equity in net loss of unconsolidated affiliates	—	—	30,917	30,917	—	30,917
Other expense (income)	—	24	10	34	(188)	(154)
Segment contribution (loss)	$77,043	$15,525	$(30,895)	$61,673
Income (loss) before income taxes				$61,673	$(44,475)	$17,198

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2023	530	707	1,237
New locations opened	—	9	9
Locations acquired	6	—	6
Locations combined or closed	(1)	(5)	(6)
As of March 31, 2024	535	711	1,246

	Three Months Ended March 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2022	525	661	1,186
New locations opened	2	11	13
As of March 31, 2023	527	672	1,199

	Six Months Ended March 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	—	14	14
Locations acquired	7	—	7
Locations combined or closed	(1)	(5)	(6)
As of March 31, 2024	535	711	1,246

	Six Months Ended March 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	2	13	15
Locations acquired	10	—	10
Locations combined or closed	—	(1)	(1)
As of March 31, 2023	527	672	1,199

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2024 and 2023 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023	2024	2023

Mexican peso	16.6	18.1	17.0	18.7	17.3	19.2
Guatemalan quetzal	7.6	7.6	7.6	7.6	7.6	7.6
Honduran lempira	24.4	24.4	24.4	24.3	24.4	24.3
Australian dollar	1.5	1.5	1.5	1.5	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions)	2024	2023

Net income (loss)	$21.5	$(6.8)
Interest expense	3.4	3.4
Interest income	(2.9)	(1.9)
Income tax expense (benefit)	7.2	(0.6)
Depreciation and amortization	8.2	8.0
EBITDA	$37.4	$2.1

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q2 Reported	$285.6	$167.6	$28.7	$7.2	$21.5	$0.29	$37.4
Corporate lease termination	—	—	(0.8)	(0.2)	(0.6)	(0.01)	(0.8)
FX Impact	—	—	0.1	—	0.1	—	0.1
Constant Currency and other impact	(5.4)	(3.0)	(0.4)	(0.1)	(0.3)	—	(0.5)
2024 Q2 Adjusted	$280.2	$164.6	$27.6	$6.9	$20.7	$0.28	$36.2

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q2 Reported	$258.4	$149.2	$(7.3)	$(0.5)	$(6.8)	$(0.12)	$2.1
CCV Impairment and discrete adjustments	—	—	34.0	8.4	25.6	0.29	34.0
Contingent consideration liability	—	—	(2.4)	(0.7)	(1.7)	(0.02)	(2.4)
Impact of dilutive instruments*	—	—	—	—	—	0.08	—
2023 Q2 Adjusted	$258.4	$149.2	$24.3	$7.2	$17.1	$0.23	$33.8

	Three Months Ended March 31, 2024		Six Months Ended March 31, 2024
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$285.6	11%	$585.6	12%
Currency exchange rate fluctuations	(5.4)		(12.6)
Constant currency consolidated revenues	$280.2	8%	$573.0	10%

Consolidated gross profit	$167.6	12%	$340.2	13%
Currency exchange rate fluctuations	(3.0)		(6.8)
Constant currency consolidated gross profit	$164.6	10%	$333.4	11%

Consolidated net inventory	$163.4	9%	$163.4	9%
Currency exchange rate fluctuations	(2.8)		(2.8)
Constant currency consolidated net inventory	$160.6	7%	$160.6	7%

Latin America Pawn gross profit	$43.6	18%	$88.7	20%
Currency exchange rate fluctuations	(3.0)		(6.8)
Constant currency Latin America Pawn gross profit	$40.6	10%	$81.9	11%

Latin America Pawn PLO	$62.0	26%	$62.0	26%
Currency exchange rate fluctuations	(3.7)		(3.7)
Constant currency Latin America Pawn PLO	$58.3	19%	$58.3	19%

Latin America Pawn PSC revenues	$27.2	18%	$54.5	18%
Currency exchange rate fluctuations	(1.8)		(3.9)
Constant currency Latin America Pawn PSC revenues	$25.4	10%	$50.6	9%

Latin America Pawn merchandise sales	$49.8	14%	$103.7	16%
Currency exchange rate fluctuations	(3.6)		(8.5)
Constant currency Latin America Pawn merchandise sales	$46.2	6%	$95.2	7%

Latin America Pawn segment profit before tax	$8.1	2%	$18.3	18%
Currency exchange rate fluctuations	(0.4)		(1.1)
Constant currency Latin America Pawn segment profit before tax	$7.7	(4)%	$17.1	10%